UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

PSS WORLD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number:  0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Item 8.01	Other Events.

On May 25, 2011, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced certain financial goals for its fiscal year 2012 and three-year goals for fiscal years 2012 to 2014.  This press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the Company has made available the following materials, which were distributed at the Company’s 2011 Investor Day meeting on May 25, 2011: the PSS World Medical Investor Day, May 25, 2011 slide deck presentation and certain supplemental financial information (the “Financial Supplement”) for the three and twelve months ended April 1, 2011, previously filed on May 12, 2011.   These materials may be found under the “Investors” section of the Company’s website at www.pssworldmedical.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 25, 2011 with respect to certain annual financial goals of the Registrant for fiscal year 2012 and three-year goals for fiscal years 2012 to 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSS WORLD MEDICAL, INC.

Date: May 25, 2011	By:	/s/ David M. Bronson
	Name:	David M. Bronson
	Title :	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated May 25, 2011.